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                                                                   Exhibit 3.137

                                                                        FILED

                                                                     SEP 25 2003

                                                                     [ILLEGIBLE]

         DOMESTIC LIMITED LIABILITY COMPANY CERTIFICATE OF ORGANIZATION


                                                 FEDERAL EMPLOYER IDENTIFICATION
                                                 NO. Pending

1.   The name of the limited liability company: Templeton Landfill LLC

2. The street address of the office in Massachusetts at which the limited liability company's records will be maintained: 15 Hardscrabble Road, Auburn Massachusetts

3a.  The general character of its business is: Landfill Operation

3b. If the limited liability company is organized to render a professional service, the service to be rendered, and the name and address of each member or manager who will render a service in Massachusetts are as follows: Not Applicable

     The limited liability company will abide by and be subject to any conditions or limitations established by any regulating board, including the provisions of liability insurance required by Chapter 156C, Section 65.

     This Certificate or Organization is accompanied by a certificate from the applicable regulating board certifying that each member or manager who will render a professional service in Massachusetts is duly licensed.

4.   The latest date of dissolution, if any: Not Applicable

5. The name and business address of the agent for service of process required to be maintained by M.G.L. Chapter 156C, Section 5 is: CT Corporation System, 101 Federal Street, Boston, Massachusetts 02110.

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6.   The name and business address, if different from the office location, of each manager is as follows:

           NAME                              BUSINESS ADDRESS
Not Applicable
------------------------------        ---------------------------------
------------------------------        ---------------------------------
------------------------------        ---------------------------------

7. The name and business address, if different from the office location, of any person in addition to the manager, who is authorized to execute documents to be filed with the Division is as follows:

      NAME                                  BUSINESS ADDRESS
John W. Casella,             25 Greens Hill Lane, Rutland, Vermont 05701
Douglas R. Casella           25 Greens Hill Lane, Rutland, Vermont 05701
James W. Bohlig              25 Greens Hill Lane, Rutland, Vermont 05701
Richard A. Norris            25 Greens Hill Lane, Rutland, Vermont 05701
James M. Hiltner             25 Greens Hill Lane, Rutland, Vermont 05701

8. The name and business address, if different from the office location, of the person, if any, authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property is: John W. Casella 25 Greens Hill Lane, Rutland, Vermont 05701

9. Other matters the authorized persons have determined to include are as follows: Not Applicable

DATED  August 20, 2003
       -------------------------
                                      Templeton Landfill, LLC
                                      --------------------------------------
                                       (Name of Limited Liability Company)

                                       By: /s/ John W. Casella
                                          ----------------------------------

                                       John W. Casella, President and Clerk
                                       -------------------------------------
                                                  (Print Name)

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                                                                        854473

                                                                     Ck.# 328352

                                                     A TRUE COPY ATTEST

                                                 /s/ William Francis Galvin

                                                   WILLIAM FRANCIS GALVIN
                                                SECRETARY OF THE COMMONWEALTH

                                             DATE 1/28/04 CLERK /s/ [ILLEGIBLE]
                                                  -------       ---------------

                        The Commonwealth Of Massachusetts
                            Limited Liability Company
                          (General Laws, Chapter 156C)

Filed this 25 day September, 2003.


                                 /s/ [ILLEGIBLE]


                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH


                                   [ILLEGIBLE]


                               Phone: 802 7?5 0325